UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
October 21, 2002
(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	63-1097283
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3760 River Run Drive	35243
Birmingham, Alabama	(Zip Code)
(Address of principal executive offices)

(205) 970-7000
(Registrant's telephone number, including area code)

Item 5.   Other Events.

On October 21, 2002, the Registrant issued a press release announcing preliminary earnings estimate for the third quarter of 2002 and the resignation of its Chief Financial Officer. A copy of this press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.
   (c)       Exhibits

                            Exhibit No.          Description
                               99.1                  Press Release dated October 21, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of October 21, 2002.

VESTA INSURANCE GROUP, INC.

By:   /s/   Donald W. Thornton
Its:          Senior Vice President --
              General Counsel and Secretary

EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                        Contact:   Charles R. Lambert
                                                                                                                             Manager – Investor Relations
                                                                                                                             (205) 970-7030
                                                                                                                             CLambert@vesta.com

VESTA PROVIDES PRELIMINARY EARNINGS ESTIMATE FOR THIRD QUARTER

Announces Resignation of CFO

     BIRMINGHAM, Ala., - October 21, 2002 - Vesta Insurance Group, Inc. (NYSE: VTA) announced today that it expects to earn between $0.05 and $0.10 per diluted share from operating income in the third quarter of 2002. Vesta defines operating income as net income from continuing operations excluding realized gains and losses. Vesta will release its third quarter results on November 5, 2002.

     In addition, the Company announces the resignation of its Chief Financial Officer, W. Perry Cronin, effective immediately. Hopson B. Nance, CPA, vice president and controller, has been named Interim Chief Financial Officer. Nance, formerly of PricewaterhouseCoopers, joined Vesta in July 2000.

     Mr. Cronin's resignation follows a disagreement with the Company as to whether his relationships with certain of the Company's vendors were appropriate. These relationships do not have any effect on the Company's financial statements or any aspect of the Company's operations.

     "These relationships do not impact the accuracy of our financial statements and we intend to certify our financial statements for the third quarter," said Norman W. Gayle III, President and CEO. "We are launching a search for a permanent CFO to be named by the end of 2002."

     Vesta also announced that in the third quarter it repurchased $8.0 million of its 8.75% Senior Debt for approximately $5.0 million plus accrued interest. Additionally, in October, the Company has purchased $8.0 million of its 8.75% Senior Debt for $4.1 million plus accrued interest. As a result of these transactions, Vesta will realize a $3.0 million pre-tax gain in the third quarter and a $3.9 million pre-tax gain in the fourth quarter. These gains are not included in operating income and will add approximately $0.06 per diluted share to net income in the 3rd quarter and approximately $0.07 per diluted share to net income in the 4th Quarter.

About Vesta Insurance Group, Inc.

     Vesta, headquartered in Birmingham, Ala., is a holding company for a group of insurance and financial services companies that offer a wide range of consumer-based products.

     This news release indicates management's beliefs, plans or objectives with respect to the earnings for the third and fourth quarters. These indications, whether expressed or implied, are only predictions and should be considered "forward-looking statements" under applicable securities laws. You should be aware that Vesta's actual operations and financial performance may differ materially from those reflected in these forward-looking statements. Please refer to the documents Vesta files from time to time with the Securities and Exchange Commission, specifically Vesta's most recent Form 10-K and Exhibit 99.1 attached thereto, which contains and identifies additional important factors that could cause the actual results to differ materially from those contained in the projections or forward-looking statements.

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